UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):             November 11, 2009

    TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

    (402) 475-0521
(Registrant’s telephone number, including area code)

    Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2009, the Company received an expected letter from The NASDAQ Stock Market (“NASDAQ”) advising that, because the Company did not file its Form 10-Q for the fiscal quarter ended September 30, 2009 by the due date, it is not in compliance with the filing requirement under NASDAQ Marketplace Rule 5250(c)(1).

The Company currently anticipates making all necessary filings to become current in its reporting obligations as soon as practicable.  Pursuant to NASDAQ rules, the Company has until January 11, 2010 to submit a plan to the NASDAQ staff to regain compliance with NASDAQ’s filing requirement.  The Company will endeavor to become current in its reporting obligations prior to such date, and intends to submit a compliance plan to NASDAQ if it is unable to do so.  Following any such submission, NASDAQ may provide the Company with up to 180 days from that initial delinquent filing, or until May 10, 2010, to regain compliance.

 The Company issued a press release announcing its receipt of the letter from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Statements contained in this report which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, issues that may arise relative to loan loss provisions and charge-offs with respect to the Bank’s loan portfolio, including actions stemming from the review of such portfolio and provisions by regulators; actions taken by the regulators with respect to the Bank’s capital position; any issues that may arise from the ongoing examination of the Bank by the Office of Thrift Supervision; any issues that could impact management’s judgment as to the adequacy of loan loss reserves; any issues related to the restatement of the Company’s financial statements for the quarter ended June 30, 2009 and the preparation of the financial statements for the quarter ended September 30, 2009; changes in asset quality and general economic conditions; events related to the supervisory agreement, including compliance therewith, or actions by regulators related thereto or as a result thereof; inability of the Bank and the Company to comply with other provisions of the supervisory agreement; the effects of complying with, or the failure to comply with, the restrictions imposed on the Bank under the Prompt Corrective Action regulations; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; further deterioration in the Company’s loan portfolio; issues associated with the receipt of a tax benefit under The Worker, Homeownership and Business Assistance Act of 2009;  and issues associated with the closing of the transactions contemplated by the branch purchase agreement with Great Western Bank.  In addition, the Company set forth certain risks in its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected.  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Item 9.01.	Financial Statements and Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

99.1	Press Release of TierOne Corporation, dated November 13, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: November 13, 2009	By:	/s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer

-Signature Page-

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release of TierOne Corporation, dated November 13, 2009.

-Exhibit Index-